Exhibit 99.1

HANCOCK FABRICS REPORTS 1ST QUARTER OPERATING INCOME INCREASED BY 209% - A $2.5 MILLION INCREASE

BALDWYN, MS, June 11, 2013 – Hancock Fabrics, Inc. (OTC symbol: HKFI) today announced continuing improvement in financial results for its first quarter ended April 27, 2013.

Financial results for the first quarter include:

●

Net sales for the quarter were $63.7 million compared to $63.9 million for the first quarter of last year. Comparable store sales for the quarter were flat after a 3.5% increase for the first quarter of last year.

●	Gross profit for the quarter increased by 470 basis points to 45.5% compared to 40.8% in the first quarter of last year. This equates to an improvement of $2.9 million.

●

Selling, general and administrative expenses for the quarter, including depreciation and amortization, increased this quarter by 80 basis points to 43.5% of sales from 42.7% of sales in the prior year first quarter. The increase is due to a one-time insurance settlement gain in the first quarter last year and increasing benefit costs in the current quarter. These impacts have been partially offset by expense controls that have been implemented.

●

Operating income increased 209% to $1.3 million compared to an operating loss of $1.2 million in the first quarter last year; this is an increase of $2.5 million and represents an increase of 390 basis points as a percentage of sales.

●

EBITDA, which is earnings before interest, taxes, depreciation and amortization, a non-GAAP measure, increased $2.3 million to $2.5 million this quarter compared to $207 thousand for the first quarter of last year.

●

Net loss was $0.5 million, or $0.02 per basic share, in the first quarter of fiscal 2013 an improvement of $1.9 million compared to a net loss of $2.4 million, or $0.12 per basic share in the first quarter of fiscal 2012.

●

At quarter end, the Company had outstanding borrowings under its revolving line of credit of $46.1 million, term loans of $15.0 million and outstanding letters of credit of $6.4 million. Additional amounts available to borrow under its revolving line of credit at the end of the quarter were $19.8 million. The balance of the Company’s subordinated debt was $8.2 million at quarter end.

Commenting on the results, Steve Morgan, President and Chief Executive Officer said, “We are glad to report the ongoing improvement in operating income. This quarter saw a 209% increase in operating income and for the first time since 2010, we have had positive operating income in the first quarter. This is an encouraging accomplishment, even as top line sales were hurt from the unusual weather losses we had this spring, we were able to drive gross profit improvements. These gains continue the trend from the fourth quarter last year and we continue to strive to enhance this as we move forward in 2013.”

Store Openings, Closings and Remodels

During the first quarter 2013, the Company opened one store, closed one store and relocated one unit, ending the quarter with 261 stores.

Hancock Fabrics, Inc. is committed to being the inspirational authority in fabric and sewing, serving creative enthusiasts with a complete selection of fashion and home decorating textiles, sewing accessories, needlecraft supplies and sewing machines. The Company currently operates 261 retail stores in 37 states and an Internet store at www.hancockfabrics.com.

Contact:

James B. Brown

Executive Vice President and

Chief Financial Officer

662.365.6112

Forward-looking Statements

Statements in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward looking statements. These risks and uncertainties include, but are not limited to the following: our business and operating results may be adversely affected by the general economic conditions and the slow economic recovery following the ongoing financial crisis; intense competition and adverse discounting actions taken by competitors, which could have a material effect on our operations; our merchandising initiatives and marketing emphasis may not provide expected results; changes in customer demands and failure to manage inventory effectively could adversely affect our operating results; our inability to effectively implement our growth strategy and access funds for future growth may have an adverse effect on sales growth; our ability to attract and retain skilled people is important to our success; we have significant indebtedness and interest rate increases could negatively impact profitability; our business is dependent on the ability to successfully access funds through capital markets and financial institutions and any inability to access funds may limit our ability to execute our business plan and restrict operations we rely on for future growth; significant changes in discount rates, actual investment return on pension assets, changes in consumer demand or purchase patterns and other factors could affect our earnings, equity, and pension contributions in future periods; business matters encountered by our suppliers may adversely impact our ability to meet our customers’ needs; tightening of purchase terms by suppliers and their factories may have a negative impact on our business; we are vulnerable to risks associated with obtaining merchandise from foreign suppliers; transportation industry challenges and rising fuel costs may negatively impact our operating results; delays or interruptions in the flow of merchandise between our suppliers and/or our distribution center and our stores could adversely impact our operating results; changes in the labor market and in federal, state, or local regulations could have a negative impact on our business; taxing authorities could disagree with our tax treatment of certain deductions or transactions, resulting in unexpected tax assessments; our current cash resources might not be sufficient to meet our expected near-term cash needs; a disruption in our data processing services would negatively impact our business; a failure to adequately maintain the security of confidential information could have an adverse effect on our business; failure to comply with various laws and regulations as well as litigation developments could adversely affect our business operations and financial performance; we may not be able to maintain or negotiate favorable lease terms for our retail stores; changes in accounting principles may have a negative impact on our reported results; our results may be adversely affected by serious disruptions or catastrophic events, including geo-political events and weather; changes in newspaper subscription rates may result in reduced exposure to our circular advertisement; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, results of operations, cash flow and financial condition; new regulations related to “conflict minerals” may force us to incur additional expenses, may make our supply chain more complex and may result in damage to our reputation with customers; there are risks associated with our common stock trading on the OTC Markets, formerly known as the “Pink Sheets”; our stock price has been volatile and could decrease in value; future sales of our common stock could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which could result in a decline in the trading price of shares of our common stock; we do not expect to pay cash dividends on shares of our common stock for the foreseeable future and other risks and uncertainties discussed in the Company’s Securities and Exchange Commission (“SEC”) filings, including the risk factors set forth in Item 1A of the Company's Annual Report on Form 10-K for the year ended January 26, 2013 and the Company’s other reports with the SEC. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events.

HANCOCK FABRICS, INC.

CONSOLIDATED BALANCE SHEETS

	(unaudited)

	April 27,	April 28,
(in thousands, except for share amounts)	2013	2012
Assets
Current assets:
Cash and cash equivalents	$2,315	$2,502
Receivables, less allowance for doubtful accounts	3,796	4,262
Inventories, net	100,191	97,753
Prepaid expenses	2,596	3,301
Total current assets	108,898	107,818

Property and equipment, net	33,238	35,384
Goodwill	2,880	2,880
Other assets	2,632	1,468
Total assets	$147,648	$147,550

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$17,334	$21,303
Accrued liabilities	13,854	14,432
Total current liabilities	31,188	35,735

Long-term debt obligations, net	69,338	54,139
Capital lease obligations	2,740	2,921
Postretirement benefits other than pensions	2,493	2,359
Pension and SERP liabilities	34,073	34,453
Other liabilities	5,509	6,257
Total liabilities	145,341	135,864
Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value; 80,000,000 shares authorized;
35,038,610, 34,825,211, and 34,978,210 issued and 21,602,055
21,420,131 and 21,570,797 outstanding, respectively	351	348
Additional paid-in capital	90,877	90,134
Retained earnings	95,959	102,526
Treasury stock, at cost, 13,436,555, 13,405,080, and
13,407,413 shares held, respectively	(153,754)	(153,738)
Accumulated other comprehensive loss	(31,126)	(27,584)
Total shareholders' equity	2,307	11,686
Total liabilities and shareholders' equity	$147,648	$147,550

HANCOCK FABRICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	(unaudited)

	Thirteen Weeks Ended
(in thousands, except per share amounts)	April 27, 2013	% of net sales	April 28, 2012	% of net sales

Net sales	$63,741	100.0%	$63,944	100.0%
Cost of goods sold	34,764	54.5	37,843	59.2

Gross profit	28,977	45.5	26,101	40.8

Selling, general and administrative expense	26,799	42.1	26,351	41.2
Depreciation and amortization	889	1.4	937	1.5

Operating income (loss)	1,289	2.0	(1,187)	(1.9)

Interest expense	1,756	2.7	1,223	1.9

Loss before income taxes	(467)	(0.7)	(2,410)	(3.8)
Income taxes	-	-	-	-
Net loss	$(467)	(0.7)%	$(2,410)	(3.8)%

Basic and diluted loss per share:
Net loss	$(0.02)		$(0.12)

Weighted average shares outstanding:
Basic and diluted	20,440		19,913

Supplemental Disclosures Regarding Non-GAAP Financial Information

The Company has presented Earnings (Loss) before Interest, Taxes, Depreciation and Amortization (“EBITDA”) in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company defines EBITDA as net earnings before interest, income taxes, depreciation and amortization. The Company uses EBITDA, among other things, to evaluate operating performance, to plan and forecast future periods’ operating performance, and as an incentive compensation target for certain management personnel.

As EBITDA is not a measure of operating performance or liquidity calculated in accordance with U.S. GAAP, this measure should not be considered in isolation of, or as a substitute for, net income (loss), as an indicator of operating performance, or net cash (used in) provided by operating activities as an indicator of liquidity.  Our computation of EBITDA may differ from similarly titled measures used by other companies. As EBITDA excludes certain financial information compared with net income (loss) and net cash (used in) provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA to net loss and net cash (used in) provided by operating activities.

Hancock Fabrics, Inc.

Reconciliation of EBITDA

	(unaudited)

	Thirteen Weeks Ended
	April 27,	April 28,
(in thousands)	2013	2012

Net cash used in operating activities	$(510)	$(3,791)
Depreciation and amortization, including cost of goods sold	(1,195)	(1,394)
Amortization of deferred loan costs	(184)	(62)
Amortization of bond discount	(379)	(583)
Stock compensation expense	(159)	(130)
Inventory valuation reserve	(265)	(342)
Other	(19)	(135)
Changes in assets and liabilities	2,244	4,027

Net loss	(467)	(2,410)
Interest expense	1,756	1,223
Depreciation and amortization, including cost of goods sold	1,195	1,394

EBITDA	$2,484	$207